Erasca Reports Third Quarter 2024 Business Updates and Financial Results

Positive preliminary Phase 1b data in SEACRAFT-1 NRASm melanoma cohort bolsters conviction in ongoing SEACRAFT-2 registrational trial; Stage 1 randomized data expected in 2025

Strong execution across potentially best-in-class RAS targeting franchise; planned IND submissions on track

Robust balance sheet with cash, cash equivalents, and marketable securities of $463 million as of September 30, 2024, is expected to fund operations into H1 2027

SAN DIEGO, November 12, 2024 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today provided business updates and reported financial results for the fiscal quarter ended September 30, 2024.

“We made significant progress across our pipeline programs and are pleased with the pace of our execution. Positive preliminary data from SEACRAFT-1, which we reported at the 36th EORTC-NCI-AACR (ENA) Symposium last month, has refined our clinical development focus of naporafenib plus trametinib on patients with NRAS-mutant (NRASm) melanoma, and importantly, heightens our conviction in the ongoing SEACRAFT-2 registrational trial targeting a similar patient population,” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “SEACRAFT-2 has the potential for approval based on the high unmet need of these patients as well as the alignment with US and European regulators on the NRASm melanoma indication. We expect randomized dose optimization data from Stage 1 of this Phase 3 trial in 2025.”

Dr. Lim added, “Our RAS targeting franchise, which includes a potential best-in-class pan-RAS molecular glue ERAS-0015 and a potential first-in-class pan-KRAS inhibitor ERAS-4001, holds significant promise to help a broad range of patients with RAS-mutant (RASm) solid tumors. Following the in-licensing of these molecules in May, we have rapidly and effectively confirmed in-house the potential best-in-class profiles of both agents and executed across multiple activities to support their planned investigational new drug (IND) application submissions, which remain on track for the first quarter of 2025 for ERAS-4001 and the first half of 2025 for ERAS-0015. We continue to be well capitalized with an anticipated cash runway into the first half of 2027 and are poised for strong execution across our pipeline.”

Research and Development (R&D) Highlights

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Presented Promising SEACRAFT-1 Phase 1 Data: In October 2024, Erasca presented Phase 1b SEACRAFT-1 data for naporafenib plus trametinib (MEKINIST®) in patients with locally advanced unresectable or metastatic solid tumor malignancies with RAS Q61X mutations at the 36th EORTC-NCI-AACR (ENA) Symposium on Molecular Targets and Cancer Therapeutics and as part of a company R&D update. Data support rationale for pursuing an NRASm melanoma indication and reinforces the potential of the ongoing Phase 3 SEACRAFT-2 registrational trial.
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Announced Progress Across RAS Targeting Franchise: In October 2024, Erasca presented a program update for pan-RAS molecular glue ERAS-0015 and pan-KRAS inhibitor ERAS-4001 as part of a company R&D update, highlighting the rapid progress across both programs including in-house confirmation of potential best-in-class profiles for both agents and advancement of activities to support planned IND application submissions.

Key Upcoming Milestones

•
SEACRAFT-2: Randomized pivotal Phase 3 trial for naporafenib plus trametinib in patients with NRASm melanoma
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Phase 3 Stage 1 randomized dose optimization data expected to be reported in 2025
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AURORAS-1: Phase 1 trial for ERAS-0015 (pan-RAS molecular glue) in patients with RASm solid tumors
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IND filing expected in H1 2025
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Initial Phase 1 monotherapy data in relevant tumor types expected to be reported in 2026
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BOREALIS-1: Phase 1 trial for ERAS-4001 (pan-KRAS inhibitor) in patients with KRASm solid tumors
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IND filing expected in Q1 2025
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Initial Phase 1 monotherapy data in relevant tumor types expected to be reported in 2026

Third Quarter 2024 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $463.3 million as of September 30, 2024, compared to $322.0 million as of December 31, 2023. Erasca expects its current cash, cash equivalents, and marketable securities balance of $463.3 million to fund operations into the first half of 2027.

Research and Development (R&D) Expenses: R&D expenses were $27.6 million for the quarter ended September 30, 2024, compared to $25.2 million for the quarter ended September 30, 2023. The increase was primarily driven by increases in expenses incurred in connection with clinical trials, preclinical studies, and discovery activities, partially offset by decreases in personnel costs, including stock-based compensation expense, and outsourced services and consulting fees.

General and Administrative (G&A) Expenses: G&A expenses were $9.6 million for the quarter ended September 30, 2024, compared to $9.4 million for the quarter ended September 30, 2023.

Net Loss: Net loss was $31.2 million, or $(0.11) per basic and diluted share, for the quarter ended September 30, 2024, compared to $30.4 million, or $(0.20) per basic and diluted share, for the quarter ended September 30, 2023.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of patients with cancer. We have assembled one of the deepest RAS/MAPK pathway-focused pipelines in the industry. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements
Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the potential therapeutic benefits of our product candidates, including naporafenib, ERAS-0015, and ERAS-4001; the planned advancement of our development pipeline, including the anticipated timing of data readouts for the SEACRAFT-2, AURORAS-1, and BOREALIS-1 trials; our alignment with regulatory authorities on the regulatory pathway for naporafenib; the anticipated timing of the IND filings for the AURORAS-1 and BOREALIS-1 trials; our ability to successfully prioritize our pipeline portfolio to focus on existing programs that we believe have the highest probability of success; and the sufficiency of our cash, cash equivalents, and marketable securities to fund operations into the first half of 2027. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; results from preclinical studies or early clinical trials not necessarily being predictive of future results; preliminary results of clinical trials are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and more patient data become available; our planned SEACRAFT trials may not support the registration of naporafenib; our assumptions about ERAS-0015’s or ERAS-4001’s development potential are based in large part on the preclinical data generated by the licensors and we may observe materially and adversely different results as we conduct our planned studies and trials; we only have one product candidate in clinical development and all of our other development efforts are in the preclinical or development stage; our assumptions around which programs may have a higher probability of success may not be accurate, and we may expend our limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; potential delays in the commencement, enrollment, data readout, and completion of clinical trials and preclinical studies; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; the inability to realize any benefits from our current licenses, acquisitions, and collaborations, and any future licenses, acquisitions, or collaborations, and our ability to fulfill our obligations under such arrangements; regulatory developments in the United States and foreign countries; later developments with the FDA or EU health authorities may be inconsistent with the feedback received to date regarding our development plans and trial designs; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; we may use our capital resources sooner than we expect; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Erasca, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	September 30,	December 31,
	2024	2023
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$463,303	$321,992
Working capital	300,149	294,520
Total assets	528,896	395,297
Accumulated deficit	(735,431)	(606,013)
Total stockholders’ equity	450,042	316,686

Erasca, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Operating expenses:
Research and development	$27,631	$25,213	$89,237	$79,016
In-process research and development	—	—	22,500	—
General and administrative	9,611	9,445	32,138	28,637
Total operating expenses	37,242	34,658	143,875	107,653
Loss from operations	(37,242)	(34,658)	(143,875)	(107,653)
Other income (expense)
Interest income	5,869	4,346	14,810	12,474
Other income (expense), net	173	(49)	(353)	(162)
Total other income (expense), net	6,042	4,297	14,457	12,312
Net loss	$(31,200)	$(30,361)	$(129,418)	$(95,341)
Net loss per share, basic and diluted	$(0.11)	$(0.20)	$(0.60)	$(0.64)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	282,384,964	150,450,201	217,355,959	150,000,613
Other comprehensive income (loss):
Unrealized gain on marketable securities, net	2,021	218	1,748	466
Comprehensive loss	$(29,179)	$(30,143)	$(127,670)	$(94,875)

MEKINIST® is a registered trademark owned by or licensed to Novartis AG, its subsidiaries, or affiliates.

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.